PRDO ANNOUNCES 4Q24 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS FOURTH QUARTER AND

FULL YEAR 2024 RESULTS

Schaumburg, IL (February 18, 2025) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year ended December 31, 2024.

Full Year 2024 Results as Compared to Prior Year

•
Total student enrollments increased by 8.1% at CTU and 11.8% at AIUS.
•
Operating income increased 15.8% to $174.3 million, while adjusted operating income increased 9.9% to $192.2 million.*
•
As expected, revenue for the full year was lower by 4.0% due to the lag impact from the 2023 operational changes at AIUS and simplification of our professional development offerings at CTU. Excluding the latter, CTU’s revenue increased as compared to the prior year.
•
Earnings per diluted share were $2.19 as compared to $2.18, while adjusted earnings per diluted share were $2.29 as compared to $2.10.*
•
Completed the previously announced acquisition of the University of St. Augustine for Health Sciences “USAHS” in December.
•
Ended the quarter with $591.5 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments, after making all payments associated with the USAHS acquisition.

Fourth Quarter 2024 Results as Compared to Prior Year Quarter

•
Operating income increased 133.2% to $37.2 million, while adjusted operating income increased 122.9% to $43.2 million.*
•
Revenue increased 19.3% to $176.4 million, supported by organic growth at CTU and AIUS, as well as the USAHS acquisition that was completed in December 2024.
•
Earnings per diluted share were $0.47 as compared to $0.26, while adjusted earnings per diluted share were $0.50 as compared to $0.27.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"Quarterly operating performance at CTU and AIUS was ahead of our expectations, and we ended the year on a strong note as it relates to prospective student interest, student retention and student engagement. This broad momentum sets us up well for 2025 while our faculty and student support teams continue to prioritize enhancing student experiences, retention and academic outcomes for current and prospective learners,” said Todd Nelson, President and Chief Executive Officer.

“During the quarter, we also closed the acquisition of the University of St. Augustine for Health Sciences, which has meaningfully expanded our academic offerings in the graduate health sciences field and the number of students we serve and educate. Our balance sheet is strong, and we remain committed to making investments in student technology and student support processes, while maintaining strong liquidity.”

PRDO ANNOUNCES 4Q24 RESULTS …PG 2

REVENUE

•
For the quarter ended December 31, 2024, revenue of $176.4 million increased 19.3% compared to revenue of $147.9 million for the prior year quarter.
•
For the year ended December 31, 2024, revenue of $681.3 million decreased 4.0% compared to revenue of $710.0 million for the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2024	2023	% Change	2024	2023	% Change
CTU	$114,760	$104,590	9.7%	$456,899	$468,926	-2.6%
AIUS	51,433	43,172	19.1%	213,547	240,300	-11.1%
USAHS (1)	10,041	-	NM	10,041	-	NM
Corporate and Other	197	157	NM	776	778	NM
Total	$176,431	$147,919	19.3%	$681,263	$710,004	-4.0%

(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

TOTAL STUDENT ENROLLMENTS

•
As of December 31, 2024, total student enrollments increased 20.0% compared to December 31, 2023.

	At December 31,
Total Student Enrollments(1)	2024	2023	% Change
CTU	28,100	26,000	8.1%
AIUS	9,500	8,500	11.8%
USAHS (2)	3,800	-	NM
Total	41,400	34,500	20.0%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at the Company's universities.
(2)
Perdoceo completed the acquisition of USAHS on December 2, 2024 and total student enrollments represents students who are considered active at the end of the fall term in December.

PRDO ANNOUNCES 4Q24 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended December 31, 2024, operating income increased by 133.2% to $37.2 million as compared to the prior year quarter.

•
For the year ended December 31, 2024, operating income increased by 15.8% to $174.3 million as compared to the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income ($ in thousands)	2024	2023	% Change	2024	2023	% Change
CTU	$42,015	$25,376	65.6%	$171,260	$144,008	18.9%
AIUS	4,907	600	717.8%	36,182	45,283	-20.1%
USAHS (1)	(2,640)	-	NM	(2,640)	-	NM
Corporate and Other	(7,107)	(10,033)	NM	(30,549)	(38,845)	NM
Total	$37,175	$15,943	133.2%	$174,253	$150,446	15.8%

(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended December 31, 2024, adjusted operating income of $43.2 million increased 122.9% compared to adjusted operating income of $19.4 million for the prior year quarter.

•
For the year ended December 31, 2024, adjusted operating income of $192.2 million increased 9.9% compared to adjusted operating income of $174.9 million for the prior year.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income ($ in thousands)	2024	2023	2024	2023
Operating income	$37,175	$15,943	$174,253	$150,446
Depreciation and amortization	5,507	3,449	14,645	16,887
Legal fee expense related to certain matters (1)	545	5	3,309	7,579
Adjusted Operating Income	$43,227	$19,397	$192,207	$174,912

Increase (Decrease)	122.9%		9.9%

(1)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 4Q24 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended December 31, 2024, the Company recorded:

•
Net income of $31.5 million compared to $17.2 million for the prior year quarter.
•
Earnings per diluted share of $0.47 compared to $0.26 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.50 compared to $0.27 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year ended December 31, 2024, the Company recorded:

•
Net income of $147.6 million compared to $147.7 million for the prior year.
•
Earnings per diluted share of $2.19 compared to $2.18 for the prior year.
•
Adjusted earnings per diluted share of $2.29 compared to $2.10 for the prior year. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023

Reported Earnings Per Diluted Share	$0.47	$0.26	$2.19	$2.18

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.03	0.02	0.09	0.11
Legal fee expense related to certain matters (1)	0.01	-	0.05	0.11
Gain on sale of intangible asset (2)	-	-	-	(0.32)
Tax effect of adjustments (3)	(0.01)	(0.01)	(0.04)	0.02
Adjusted Earnings Per Diluted Share	$0.50	$0.27	$2.29	$2.10

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(2)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.
(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

PRDO ANNOUNCES 4Q24 RESULTS …PG 5

QUARTERLY DIVIDEND PAYMENT

The board of directors declared a quarterly dividend of $0.13 per share, which will be paid on March 13, 2025 for holders of record of common stock as of March 1, 2025. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student support and technology projects, while also evaluating acquisitions and share repurchases.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended December 31, 2024 net cash provided by operating activities was $17.6 million, compared to net cash provided by operating activities of $13.2 million for the prior year quarter.
•
For the year ended December 31, 2024, net cash provided by operating activities was $161.6 million, compared to net cash provided by operating activities of $112.0 million in the prior year.
•
As of December 31, 2024 and December 31, 2023, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $591.5 million and $604.2 million, respectively. The decrease is driven by the cash paid of $137.8 million in December 2024 for the acquisition of USAHS, which was mostly offset with cash generated by operating activities.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items ($ in thousands)	2024	2023	% Change	2024	2023	% Change
Net cash provided by operating activities	$17,599	$13,192	33.4%	$161,594	$112,025	44.2%
Capital expenditures	$1,628	$1,610	1.1%	$4,625	$6,411	-27.9%

PRDO ANNOUNCES 4Q24 RESULTS …PG 6

OUTLOOK

The Company is providing its first quarter and full year 2025 outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024
Operating Income	$50.0M - $52.0M	$46.3M	$172.0M - $192.0M	$174.3M
Depreciation and amortization	$10.7M	$3.0M	$42.0M	$14.6M
Legal fee expense related to certain matters (1)	$0.3M	$0.2M	$1.0M	$3.3M
Adjusted Operating Income	$61.0M - $63.0M	$49.5M	$215.0M - $235.0M	$192.2M

Earnings Per Diluted Share	$0.59 - $0.62	$0.59	$2.11 - $2.31	$2.19
Amortization of acquired intangible assets	$0.06	$0.02	$0.25	$0.09
Legal fee expense related to certain matters (1)	-	-	$0.02	$0.05
Tax effect of adjustments	($0.01)	($0.01)	($0.07)	($0.04)
Adjusted Earnings Per Diluted Share	$0.64 - $0.67	$0.60	$2.31 - $2.51	$2.29

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2025 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s recent experiences and future expectations, (ii) no significant impact from new or proposed regulations, or from updated interpretations of current regulation, or other adverse changes in the legal or regulatory environment, which may require operational changes in the way the Company’s academic institutions attract, connect with, enroll, support and educate current and prospective students, among other impacts, (iii) no significant operating impacts from the settlement with the U.S. Federal Trade Commission or other legal or regulatory matters, (iv) the positive impact on total enrollments from various student loan initiatives implemented by the prior administration remains consistent with management's estimates, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 25.5% for the first quarter and approximately 26.0% for the full year, and (vi) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 4Q24 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Tuesday, February 18, 2025 at 5:00 p.m. Eastern time to discuss fourth quarter and full year 2024 results and 2025 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Both dial-in numbers will use the access code 4671240. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/748718635. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education to a diverse student population, with fully online, campus-based and hybrid learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”), the American InterContinental University System (“AIUS” or “AIU System”) and University of St. Augustine for Health Sciences ("USAHS") – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Our academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. USAHS is among the nation's reputable universities offering graduate health sciences degrees, primarily in physical therapy, occupational therapy, speech language therapy and nursing, as well as continuing education programs. Perdoceo's academic institutions are committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to attract and connect with prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the new 90-10, gainful employment, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 4Q24 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Stephen Poe or Nick Nelson

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2024	2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$109,130	$118,009
Restricted cash	22,623	1,012
Short-term investments	459,795	485,135
Total cash and cash equivalents, restricted cash and short-term investments	591,548	604,156

Student receivables, net	22,807	29,398
Receivables, other	5,330	4,539
Prepaid expenses	16,910	11,712
Inventories	3,388	5,004
Other current assets	171	155
Total current assets	640,154	654,964

NON-CURRENT ASSETS:
Property and equipment, net	95,508	21,371
Right of use assets, net - operating	50,099	19,096
Right of use assets, net - finance	15,375	-
Goodwill	258,012	241,162
Intangible assets, net	95,006	36,219
Student receivables, net	6,195	3,859
Deferred income tax assets, net	68,774	23,804
Other assets	7,911	6,841
TOTAL ASSETS	$1,237,034	$1,007,316

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liabilities - operating	$7,792	$5,701
Lease liabilities - finance	5,466	-
Accounts payable	12,805	10,766
Accrued expenses:
Payroll and related benefits	35,059	32,684
Advertising and marketing costs	8,135	7,196
Income taxes	4,926	3,974
Other	21,239	13,503
Deferred revenue	36,740	37,215
Total current liabilities	132,162	111,039

NON-CURRENT LIABILITIES:
Lease liabilities - operating	50,224	21,346
Lease liabilities - finance	11,555	-
Construction financing	56,500	-
Other liabilities	27,057	33,510
Total non-current liabilities	145,336	54,856

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	910	903
Additional paid-in capital	707,212	694,798
Accumulated other comprehensive income (loss)	166	(666)
Retained earnings	595,672	480,606
Treasury stock	(344,424)	(334,220)
Total stockholders' equity	959,536	841,421
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,237,034	$1,007,316

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2024	% of Total Revenue	2023	% of Total Revenue
REVENUE:
Tuition and fees, net	$175,227	99.3%	$146,822	99.3%
Other	1,204	0.7%	1,097	0.7%
Total revenue	176,431		147,919
OPERATING EXPENSES:
Educational services and facilities	35,199	20.0%	30,223	20.4%
General and administrative	96,565	54.7%	92,756	62.7%
Depreciation and amortization	5,507	3.1%	3,449	2.3%
Asset impairment	1,985	1.1%	5,548	3.8%
Total operating expenses	139,256	78.9%	131,976	89.2%
Operating income	37,175	21.1%	15,943	10.8%
OTHER INCOME:
Interest income	7,308	4.1%	6,421	4.3%
Interest expense	(84)	0.0%	(116)	-0.1%
Miscellaneous (expense) income	(1,186)	-0.7%	129	0.1%
Total other income	6,038	3.4%	6,434	4.3%
PRETAX INCOME	43,213	24.5%	22,377	15.1%
Provision for income taxes	11,749	6.7%	5,189	3.5%

NET INCOME	31,464	17.8%	17,188	11.6%

NET INCOME PER SHARE - BASIC:	$0.48		$0.26

NET INCOME PER SHARE -DILUTED:	$0.47		$0.26

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,718		65,610
Diluted	67,456		67,185

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended December 31,
(In Thousands)	2024		2023
NET INCOME	$31,464		$17,188
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(35)		53
Unrealized (loss) gain on investments	(1,367)		4,280
Total other comprehensive (loss) income	(1,402)		4,333
COMPREHENSIVE INCOME	$30,062		$21,521

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2024	% of Total Revenue	2023	% of Total Revenue
REVENUE:
Tuition and fees, net	$676,071	99.2%	$702,920	99.0%
Other	5,192	0.8%	7,084	1.0%
Total revenue	681,263		710,004
OPERATING EXPENSES:
Educational services and facilities	120,860	17.7%	130,324	18.4%
General and administrative	367,052	53.9%	398,084	56.1%
Depreciation and amortization	14,645	2.1%	16,887	2.4%
Asset impairment	4,453	0.7%	14,263	2.0%
Total operating expenses	507,010	74.4%	559,558	78.8%
Operating income	174,253	25.6%	150,446	21.2%
OTHER INCOME:
Interest income	28,993	4.3%	19,980	2.8%
Interest expense	(613)	-0.1%	(404)	-0.1%
Miscellaneous (expense) income	(1,193)	-0.2%	22,099	3.1%
Total other income	27,187	4.0%	41,675	5.9%
PRETAX INCOME	201,440	29.6%	192,121	27.1%
Provision for income taxes	53,850	7.9%	44,469	6.3%

NET INCOME	147,590	21.7%	147,652	20.8%

NET INCOME PER SHARE - BASIC:	$2.25		$2.22

NET INCOME PER SHARE -DILUTED:	$2.19		$2.18

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,646		66,468
Diluted	67,242		67,826

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year Ended December 31,
(In Thousands)	2024		2023
NET INCOME	$147,590		$147,652
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	(28)		45
Unrealized gain on investments	860		4,736
Total other comprehensive income	832		4,781
COMPREHENSIVE INCOME	$148,422		$152,433

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147,590	$147,652
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	4,453	14,263
Gain on sale of asset	-	(22,086)
Depreciation and amortization expense	14,645	16,887
Bad debt expense	33,719	33,215
Compensation expense related to share-based awards	10,188	8,078
Deferred income taxes	2,656	3,761
Changes in operating assets and liabilities:
Student receivables, gross	(4)	15,929
Allowance for credit losses	(27,981)	(38,573)
Receivables, other	(8,052)	(3,922)
Inventories, prepaid expenses, and other current assets	4,473	(2,994)
Other non-current assets	692	478
Accounts payable	(727)	(4,878)
Accrued expenses and other non-current liabilities	(5,792)	(19,235)
Deferred revenue	(10,612)	(34,375)
Right of use asset and lease liabilities -operating	(3,654)	(2,175)
Net cash provided by operating activities	161,594	112,025

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(412,894)	(314,279)
Sales of available-for-sale investments	447,502	238,184
Purchases of property and equipment	(4,625)	(6,411)
Business acquisition, net of cash acquired	(137,766)	-
Earnout payment related to business acquisition	-	(6,000)
Net cash used in investing activities	(107,783)	(88,506)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(6,769)	(8,301)
Issuance of common stock	2,234	2,545
Payments of employee tax associated with stock compensation	(3,436)	(2,209)
Payments of cash dividends and dividend equivalents	(31,699)	(14,417)
Release of cash held in escrow	(276)	(1,000)
Principal payments for finance leases	(398)	-
Principal payments for failed sale leaseback	(735)	-
Net cash used in financing activities	(41,079)	(23,382)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	12,732	137
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	119,021	118,884
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$131,753	$119,021

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2024	2023
REVENUE:
CTU	$114,760	$104,590
AIUS	51,433	43,172
USAHS (1)	10,041	-
Corporate and Other	197	157
Total	$176,431	$147,919

OPERATING INCOME (LOSS):
CTU	$42,015	$25,376
AIUS	4,907	600
USAHS (1)	(2,640)	-
Corporate and Other	(7,107)	(10,033)
Total	$37,175	$15,943

OPERATING MARGIN (LOSS):
CTU	36.6%	24.3%
AIUS	9.5%	1.4%
USAHS (1)	NM	NM
Corporate and Other	NM	NM
Total	21.1%	10.8%
(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2024	2023
REVENUE:
CTU	$456,899	$468,926
AIUS	213,547	240,300
USAHS (1)	10,041	-
Corporate and Other	776	778
Total	$681,263	$710,004

OPERATING INCOME (LOSS):
CTU	$171,260	$144,008
AIUS	36,182	45,283
USAHS (1)	(2,640)	-
Corporate and Other	(30,549)	(38,845)
Total	$174,253	$150,446

OPERATING MARGIN (LOSS):
CTU	37.5%	30.7%
AIUS	16.9%	18.8%
USAHS (1)	NM	NM
Corporate and Other	NM	NM
Total	25.6%	21.2%

(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
Adjusted Operating Income	2024	2023	2024	2023
Operating income	$37,175	$15,943	$174,253	$150,446
Depreciation and amortization (2)	5,507	3,449	14,645	16,887
Legal fee expense related to certain matters (3)	545	5	3,309	7,579
Adjusted Operating Income	$43,227	$19,397	$192,207	$174,912

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024
Operating income	$50.0M - $52.0M	$46,278	$172.0M - $192.0M	$174,253
Depreciation and amortization (2)	10.7M	3,016	42.0M	14,645
Legal fee expense related to certain matters (3)	0.3M	230	1.0M	3,309
Adjusted Operating Income	$61.0M - $63.0M	$49,524	$215.0M - $235.0M	$192,207

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
	2024	2023	2024	2023
Reported Earnings Per Diluted Share	$0.47	$0.26	$2.19	$2.18

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.02	0.09	0.11
Legal fee expense related to certain matters (3)	0.01	-	0.05	0.11
Gain on sale of intangible asset (4)	-	-	-	(0.32)
Total pre-tax adjustments	$0.04	$0.02	$0.14	$(0.10)
Tax effect of adjustments (5)	(0.01)	(0.01)	(0.04)	0.02
Total adjustments after tax	0.03	0.01	0.10	(0.08)
Adjusted Earnings Per Diluted Share	$0.50	$0.27	$2.29	$2.10

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024
Reported Earnings Per Diluted Share	$0.59 - $0.62	$0.59	$2.11 - $2.31	$2.19

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.06	0.02	0.25	0.09
Legal fee expense related to certain matters (3)	-	-	0.02	0.05
Total pre-tax adjustments	$0.06	$0.02	$0.27	$0.14
Tax effect of adjustments (5)	(0.01)	(0.01)	(0.07)	(0.04)
Total adjustments after tax	0.05	0.01	0.20	0.10
Adjusted Earnings Per Diluted Share	$0.64 - $0.67	$0.60	$2.31 - $2.51	$2.29

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. The Company believes the items it is adjusting for are not normal operating expenses necessary to run its business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the USAHS acquisition as of December 2, 2024

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(4)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.
(5)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.